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Exhibit 25.1

         FORM T-1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)

THE BANK OF NEW YORK

(Exact name of trustee as specified in its charter)

New York (State of incorporation if not a U.S. national bank)	13-5160382 (I.R.S. employer identification no.)
One Wall Street, New York, NY (Address of principal executive offices)	10286 (Zip code)

PROTECTIVE LIFE SECURED

(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	To be applied for (I.R.S. employer identification no.)
c/o Protective Life Insurance Company 2801 Highway 280 South Birmingham, Alabama (Address of principal executive offices)	35223 (Zip code)

Senior Secured Notes

(Title of the indenture securities)

1.    General information. Furnish the following information as to the Trustee:

  (a)
  Name and address of each examining or supervising authority to which it is subject.

Name	Address

Superintendent of Banks of the State of New York	2 Rector Street, New York, N.Y. 10006, and Albany, N.Y. 12203
Federal Reserve Bank of New York	33 Liberty Plaza, New York, N.Y. 10045
Federal Deposit Insurance Corporation	Washington, D.C. 20429
New York Clearing House Association	New York, New York 10005
  (b)
  Whether it is authorized to exercise corporate trust powers.

          Yes.

2. Affiliations with Obligor.

        If the obligor is an affiliate of the trustee, describe each such affiliation.

        None.

16.    List of Exhibits.

  Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

  1.
  A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

  4.
  A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

  6.
  The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

  7.
  A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

2

SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 31st day of October, 2002.

THE BANK OF NEW YORK
By:	/s/ ANDRES SERRANO Name: Andres Serrano Title: Vice President

3

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK
of One Wall Street, New York, N.Y. 10286
And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business March 31, 2002, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

Dollar Amounts In Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$3,765,462
Interest-bearing balances	3,835,061
Securities:
Held-to-maturity securities	1,232,736
Available-for-sale securities	10,522,833
Federal funds sold and Securities purchased under agreements to resell	1,456,635
Loans and lease financing receivables:
Loans and leases held for sale	801,505
Loans and leases, net of unearned income	35,858,070
LESS: Allowance for loan and lease losses	608,375
Loans and leases, net of unearned income and allowance	35,249,695
Trading Assets	8,132,696
Premises and fixed assets (including capitalized leases)	898,980
Other real estate owned	911
Investments in unconsolidated subsidiaries and associated companies	220,609
Customers' liability to this bank on acceptances outstanding	574,020
Intangible assets
Goodwill	1,714,761
Other intangible assets	49,213
Other assets	5,001,308

Total assets	$73,954,859

LIABILITIES
Deposits:
In domestic offices	$29,175,631
Noninterest-bearing	11,070,277
Interest-bearing	18,105,354
In foreign offices, Edge and Agreement subsidiaries, and IBFs	24,596,600
Noninterest-bearing	321,299
Interest bearing	24,275,301
Federal funds purchased and securities sold under agreements to repurchase	1,922,197
Trading liabilities	1,970,040
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	1,577,518
Bank's liability on acceptances executed and outstanding	575,362
Subordinated notes and debentures	1,940,000
Other liabilities	5,317,831

Total liabilities	$67,075,179

EQUITY CAPITAL

Common stock	1,135,284
Surplus	1,055,508
Retained earnings	4,227,287
Accumulated other comprehensive income	(38,602)
Other equity capital components	0

Total equity capital	6,379,477
Total liabilities and equity capital	$73,954,859

        I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

Thomas J. Mastro,
Senior Vice President and Comptroller

        We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

Thomas A. Renyi
Gerald L. Hassell                Directors
Alan R. Griffith

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  Exhibit 25.1
SIGNATURE
  EXHIBIT 7
Consolidated Report of Condition of THE BANK OF NEW YORK of One Wall Street, New York, N.Y. 10286 And Foreign and Domestic Subsidiaries, a member of the Federal Reserve System, at the close of business March 31, 2002, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.